UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2012

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3355 Michelson Drive, Suite 100, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2012, the Board of Directors (the "Board of Directors") of Western Digital Corporation (the "Company") increased its size from 10 members to 12 members and appointed Masahiro Yamamura and Kensuke Oka (collectively, the "Hitachi Directors") to serve as directors of the Company until the Company’s next annual meeting of stockholders and until their successors are elected and qualified. The appointment of the Hitachi Directors was made by the Company pursuant to an Investor Rights Agreement (the "Investor Rights Agreement"), dated March 8, 2012, between the Company and Hitachi, Ltd. ("Hitachi"), entered into in connection with the Company’s acquisition of Viviti Technologies Ltd. (formerly known as Hitachi Global Storage Technologies), a subsidiary of Hitachi (the "Acquisition").

Pursuant to the Investor Rights Agreement, Hitachi exercised its right to designate two individuals, the Hitachi Directors, to serve on the Board of Directors (the "Hitachi Board Nomination Right"). The Hitachi Board Nomination Right will terminate (i) with respect to one of the Hitachi Directors, on December 31, 2014, (ii) in the event that Hitachi ceases to own beneficially at least 50% of the shares of the Company’s common stock Hitachi received as partial consideration in the Acquisition (the "Company Stock"), (iii) if Hitachi has first sold at least 10% of the shares of Company Stock, in the event that Hitachi ceases to beneficially own at least 5% of the Company’s total issued and outstanding common stock, (iv) upon Hitachi’s breach of the standstill or transfer restriction obligations of the Investor Rights Agreement, or (v) upon Hitachi’s material breach of that certain Agreement Not to Compete entered into between the Company and Hitachi in connection with the Acquisition.

Except as may be agreed to otherwise by the Hitachi Directors, the Investor Rights Agreement provides that the Hitachi Directors will receive compensation for their services as a director in accordance with the Company’s standard compensation program for non-employee directors, which is summarized in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 30, 2012, as filed with the Securities and Exchange Commission on May 9, 2012. Pursuant to the Investor Rights Agreement, unless otherwise agreed to by the Board of Directors, the Hitachi Directors will not serve on any committee of the Board of Directors.

Neither Mr. Yamamura nor Mr. Oka has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnity agreement with each Hitachi Director, which requires the Company to indemnify the director against certain liabilities that may arise as a result of his status or service as a director. The indemnification protection commences on the date of the agreement and continues through the later of ten years after the director’s termination of service or one year after the final termination of any Proceeding (as defined in the agreement) then pending in which the director is granted rights of indemnification or advancement of expenses or any Proceeding commenced by the director seeking indemnification or advancement of expenses. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which is attached as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for its fiscal year ended July 1, 2011, as filed with the Securities and Exchange Commission on August 12, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

May 23, 2012	By:	/s/ Michael C. Ray

Name: Michael C. Ray
Title: Senior Vice President, General Counsel and Secretary